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Exhibit 22.1        Subsidiaries of the Company


The Company has the following subsidiaries:

                3D Systems (Canada), Inc., a British Columbia
                Corporation ("3D Canada"), a wholly-owned subsidiary of the Company.

                                         and

               3D Systems, Inc., a California corporation ("3D California"), a wholly-owned subsidiary of 3D Canada.

                                         and

               3D Systems, Inc. Limited, a U.K. corporation, a wholly-owned subsidiary of 3D California.

                                         and

               3D Systems GmbH, a German corporation, a wholly-owned subsidiary of 3D California.

                                         and

               3D Systems France SARL, a French corporation, a wholly-owned subsidiary of 3D California.

                                         and

               3D Systems Italia Srl, an Italian Corporation, a wholly-owned subsidiary of 3D California and the Company.

                                         and

               3D Capital Corporation, a wholly-owned subsidiary of 3D
               California.

                                         and

               3D International, Inc., a wholly-owned subsidiary of 3D
               California.